Exhibit 99.1

STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this 22nd day of December, 2021, by and between NYJJ (Hong Kong) Limited whose registered office is situated at Level 901, Unit 935, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong (“Seller”) and, Atlantis Glory Company Limited whose registered office is situated at Room 2106, 21/F, Beautiful Group Tower, 77 Connaught Road Central, Central, Hong Kong. (“Purchaser”).

WHEREAS, the Seller is the record and beneficial owner and holder of 10,000,000 shares of Series A preferred shares (“Stock”) of Shengshi Elevator International Holding Group, Inc., (“Corporation”), a Nevada corporation currently quoted in the OTC Markets under the ticker symbol “SSDT”;

WHEREAS, the Purchaser desires to purchase said stock and the Seller desires to sell said stock, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation’s Stock aforementioned and all the shareholding interest of the Corporation under the control of the Seller, it is hereby agreed as follows:

1. PURCHASE AND SALE:

(a) The Seller shall, free from all encumbrance, sell, convey and transfer, and the Purchaser shall purchase from the Seller the Corporation’s shares of preferred stock in consideration of the purchase price set forth in this Agreement.

(b) Upon signing this Agreement, the Purchaser shall simultaneously sign an escrow agreement (“Escrow Agreement”) with Stevenson, Wong & Co. as escrow agent (the “Escrow Agent”) and shall, subject to the terms of such agreement, deliver a bank draft amounting to the purchase price issued by a licensed bank in Hong Kong in favour of the Seller to the Escrow Agent. At the same time, the Seller shall deliver to the Purchaser (i) duly executed instrument of transfer of the Stocks completed in favor of the Purchaser, and (ii) such other documents as may be required to give good title to the Stock and to enable the Purchaser to become the registered holder of the Stock.

(c) Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, to be held at such date, time and place as shall be determined by the Purchaser and Seller, but in no event later than December 31, 2021, except with the written consent of the Seller and Purchaser (“Closing”), the Seller shall deliver to the Purchaser (i) duly endorsed certificates representing such shares of preferred stock, (ii) resolutions of the board of directors approving the transfer of the Stock and (ii) conclusive evidence that the transfer of the Stock has been completed and that the Stock is registered in the Purchaser’s name. The Purchaser, upon Seller’s delivery of the aforesaid documents and satisfaction that the transfer of the Stock has been completed, shall give notice to the Escrow Agent pursuant to the Escrow Agreement for the release of the bank draft to the Seller.

2. AMOUNT AND PAYMENT OF PURCHASE PRICE. The total consideration and method of payment thereof is 10,000,000 shares of Series A preferred shares (out of 10,000,000 shares of Series A preferred shares issued) of the Corporation for a total of US$400,000.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby warrants and represents:

(a) Organization and Standing. Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business as it is now being conducted and it has not taken any corporate action, nor have any other steps been taken or legal proceedings started or threatened against Corporation, for its winding-up, dissolution, administration or re-organization or for the enforcement of any encumbrance over all or any of its revenues or assets or for the appointment of a receiver, administrator, or similar officer of it or of all or any of its assets which could reasonably be expected to have .

(b) Restrictions on Stock.

i. The Seller is not a party to any agreement, written or oral, creating rights in respect to the Corporation’s Stock in any third person or relating to the voting of the Corporation’s Stock.

ii. Seller is the lawful owner of the shares of preferred stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

iii. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

(c) Financial accounts and records.

i. Except as stated below, all financial and accounting records of the Corporation have been fully and accurately prepared and maintained and constitute an accurate record of all matters required by law appear in them and do not contain any material inaccuracies or discrepancies of any kind.

ii. In view of the Order Barring Unasserted Claims and Terminating Receivership issued by Eighth Judicial District Court Clark County, Nevada on 7 September 2021 (“Order Barring Unasserted Claims”), all outstanding debts of the Corporation as of 7 September 2021 have been discharged.

iii. The Corporation has not incurred any debt since the Order Barring Unasserted Claims has taken effect and it remains debt-free as of the date of this Agreement and shall remain so up to Closing.

(d) Indemnities

i. Without limiting any other rights that the Purchaser may have, including its rights to claim for damages for breach of a warranty, the Seller shall indemnify and keep indemnified the Purchaser from and against all losses arising out of or in connection with the warranties and representations above in this clause 3.

4. DUE DILIGENCE

(a) The Seller acknowledges that Corporation is subject to a due diligence exercise performed for the benefit of the Purchaser by itself and its advisors and the Seller confirms that it has procured the Corporation to ensure the completeness and accuracy of any information provided by the Corporation to the party performing such due diligence exercise.

5. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER. Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller, Purchaser or the Corporation which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder’s fee, or other like payment in connection with the transactions contemplated hereby and that it is solvent and has the right, power, authority and consent and has taken all action necessary to execute, deliver and to exercise its rights and perform its obligations under this Agreement and each document to be executed at or before Closing and this Agreement will, when executed, constitute binding obligations of each party in accordance with its terms.

6. GENERAL PROVISIONS

(a) Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b) Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c) Third Party Rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce any term of, or enjoy any benefit under, this Agreement.

(d) Further Assurance. Seller and Purchaser shall from time to time, on being required to do so by the other party, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to such requesting party as that requesting party may reasonably consider necessary for giving full effect to this Agreement and securing to that requesting party the full benefit of the rights, powers and remedies conferred upon that requesting party in this Agreement.

(e) Governing Law and Jurisdiction. This Agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of Hong Kong. The Seller and Purchaser irrevocably agree that the courts of Hong Kong are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and the documents to be entered into pursuant to it and that accordingly any proceedings arising out of or in connection with this Agreement and the documents to be entered into pursuant to it shall be brought in such courts. The Parties irrevocably submit to the jurisdiction of such courts and waive any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient form.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

Atlantis Glory Company Limited	Date

NYJJ Hong Kong Limited	Date
Nankalamu – Director